As filed with the Securities and Exchange Commission on May 14, 1999
                                                     Registration No. 333-69959

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                          PRE-EFFECTIVE AMENDMENT NO. 4

                                TO THE FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                           OSWEGO COUNTY BANCORP, INC.
                                (in organization)
  (Name of Small Business Issuer in its to be filed Articles of Incorporation)

                                   ----------

          Delaware                                      6711                                  16-1567491
 ------------------------------        --------------------------------------             -------------------
(State or other jurisdiction of                  (Primary Standard                         (I.R.S. Employer
 incorporation or organization)        Industrial Classification Code Number)             Identification No.)


  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                Gregory J. Kreis
                      President and Chief Executive Officer
                              44 East Bridge Street
                             Oswego, New York 13126
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:

                             John P. Soukenik, Esq.
                             Hugh T. Wilkinson, Esq.
                      Elias, Matz, Tiernan & Herrick L.L.P.
                              734 15th Street, N.W.
                                   12th Floor
                             Washington, D.C. 20005

                                   ----------

           Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

           If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

=====================================================================================================================
                                      Amount              Proposed Maximum                                Amount of
   Title of each Class of              to be               Offering Price           Aggregate            Registration
 Securities to be Registered        Registered                Per Share          Offering Price              Fee
---------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par
value per share(1).........      759,220 shares                $10.00             $7,592,200(2)            $2,111(3)
Participation Interests....       95,000 shares                $10.00               $950,000                   --(3)
---------------------------------------------------------------------------------------------------------------------

(1) Includes shares of Common Stock to be issued to the Oswego County Charitable Foundation, a private foundation.
(2)  Estimated solely for the purpose of calculating the registration fee.
(3) The shares of Oswego County Bancorp, Inc. which may be purchased by participants in The Oswego County Savings Bank 401(k) plan are included in the amount shown for common stock. Accordingly, no separate fee is required for the participation interests. In accordance with Rule 457(h) of the Securities Act, as amended, the registration fee has been calculated basis of the maximum number of shares of common stock which could be on the purchased through utilization of the assets of such plan.

           The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said section 8(a) may determine.

Disclosure alternative used (check one): Alternative 1     Alternative 2   x
                                                      ----               -----

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


                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.


         Compensation Consultant......................................  $ 20,000
         SEC filing fees..............................................     2,500
         Department filing fees.......................................    10,000
         Nasdaq filing fees ..........................................     1,200
         Printing, postage and mailing ...............................    60,000
         Legal fees ..................................................   225,000
         Blue Sky filing fees and expenses............................    10,000
         Blue Sky legal fees..........................................     8,000
         Investment bankers and expenses..............................   110,000
         Investment bankers counsel...................................    40,000
         Accounting fees..............................................   170,000
         Appraiser's fees.............................................    30,000
         Conversion agent fees and expenses...........................    11,000
         Miscellaneous................................................    10,000
                                                                        --------
         Total........................................................  $707,700
                                                                        ========


Item 14.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law sets forth circumstances under which directors, officers, employees and agents may be insured or indemnified against liability which they may incur in their capacity as such. The Certificate of Incorporation of the Company provides that the directors, officers, employees and agents of the Company shall be indemnified to the full extent permitted by law. Such indemnity shall extend to expenses, including attorney's fees, judgments, fines and amounts paid in the settlement, prosecution or defense of the foregoing actions.

Article 9 of the Registrant's Certificate of Incorporation provides as follows:

         A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide

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


broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

         B. The right to indemnification conferred in Section A of this Article 9 shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, if required under the Delaware General Corporation Law, that an advancement of expenses incurred by an indemnitee in his or her capacity as a Director of Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article 9 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

         C. If a claim under Section A or B of this Article 9 is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In
(i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses), it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article 9 or otherwise, shall be on the Corporation.

         D. The rights to indemnification and to the advancement of expenses conferred in this Article 9 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested Directors or otherwise.

         E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article 9 with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.


Item 15  Recent Sales of Unregistered Securities

         Not applicable.



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


Item 16.  Exhibits and Financial Statements Schedules

         The exhibits and financial statement schedules filed as a part of this Registration Statement are as follows:

         (a)  List of Exhibits (filed herewith unless otherwise noted)

 1.1     *Engagement Letter with Friedman, Billings, Ramsey & Co., Inc.
 1.2     *Form of Agency Agreement with Friedman, Billings, Ramsey & Co., Inc.
 2.1 *Amended and Restated Plan of Reorganization from Mutual Savings Bank to Mutual Holding Company and Plan of Stock Issuance.
 3.1     *Certificate of Incorporation of Oswego County Bancorp, Inc.
 3.2     *Bylaws of Oswego County Bancorp, Inc.
 3.3     *Restated New York Organization Certificate of Oswego County Savings
           Bank
 3.4     *Restated Bylaws of Oswego County Savings Bank
 3.5     *Restated Organization Certificate of Oswego County MHC
 3.6     *Bylaws of Oswego County MHC
 4.1     *Form of Stock Certificate of Oswego County Bancorp, Inc.
 4.2     *Form of Stock Certificate of Oswego County Savings Bank

 5.0     Opinion of Elias, Matz, Tiernan & Herrick L.L.P. re: legality
 8.1 *Opinion of Elias, Matz, Tiernan & Herrick L.L.P. re: federal tax matters
 8.2     *Opinion re: New York tax matters
 8.3     *Letter of RP Financial, LC. re: Subscription Rights
23.1     *Consent of Elias, Matz, Tiernan & Herrick L.L.P. (included in Exhibits
           5.0 and 8.1, respectively)
23.2     *Consent of KPMG Peat Marwick LLP
23.3     *Consent of RP Financial, LC.
24.0     *Power of Attorney.
27.0     *Financial Data Schedule
99.1     *Appraisal Report of RP Financial, LC., dated April 16, 1999
99.2     *Subscription Order Form and Instructions
99.3     *Additional Solicitation Material
99.4     *Proxy Statement and Form of Proxy

---------------------------------
* Previously filed.

         (b)      Financial Statement Schedules

         All schedules have been omitted as not applicable or not required under the rules of Regulation S-X.

Item 17.          Undertakings.

         The undersigned Registrant hereby undertakes:

         (a) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

         (b) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of New York on May 13, 1999.


                                      Oswego County Bancorp, Inc.
                                             (in organization)


                                      By: /s/ Gregory J.  Kreis
                                          -------------------------------
                                          Gregory J. Kreis
                                          President and Chief Executive Officer

               Name                                    Title                                 Date
-----------------------------------        ----------------------------------      ---------------------------

/s/ Gregory Kreis                          Director, President and                        May 13, 1999
----------------------------               Chief Executive Officer
Gregory J. Kreis


/s/ Gregory Kreis                          Senior Vice President and                      May 13, 1999
----------------------------               Treasurer
Robert H. Hillick


/s/ Gregory Kreis                          Director                                       May 13, 1999
----------------------------
Michael R. Brower


/s/ Gregory Kreis                          Chairman of the Board                          May 13, 1999
----------------------------
Bruce P. Frassinelli


/s/ Gregory Kreis                          Director                                       May 13, 1999
----------------------------
Paul J. Heins

               Name                                    Title                                 Date
-----------------------------------        ----------------------------------      ---------------------------

/s/ Gregory Kreis                          Director                                       May 13, 1999
----------------------------
Paul W. Schneible


/s/ Gregory Kreis                          Director                                       May 13, 1999
----------------------------
Bernard Shapiro


/s/ Gregory Kreis                          Director                                       May 13, 1999
----------------------------
Carl K. Walrath




---------------
 * By: Gregory J. Kreis
       Attorney-In-Fact






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